Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 o: (650) 493-9300 f: (650) 493-6811

August 3, 2023

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed offer and sale by the selling securityholder (the “Selling Securityholder”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of (i) (a) a warrant to purchase 117,335 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued to the Selling Securityholder on April 22, 2020, (b) a warrant to purchase 148,457 shares of Common Stock issued to the Selling Securityholder on May 29, 2020, (c) a warrant to purchase 148,457 shares of Common Stock issued to the Selling Securityholder on June 30, 2020, (d) a warrant to purchase 74,228 shares Common Stock issued to the Selling Securityholder on July 30, 2020 and (e) a warrant to purchase 21,487 shares of Common Stock issued to the Selling Securityholder on September 30, 2020 ((a)-(e), collectively, the “PSP Warrants”), (ii) a warrant to purchase 380,711 shares of Common Stock issued to the Selling Securityholder on September 25, 2020 (the “ERP Warrant”), (iii) (a) a warrant to purchase 113,940 shares of Common Stock issued to the Selling Securityholder on March 5, 2021 and (b) a warrant to purchase 42,400 shares of Common Stock issued to the Selling Securityholder on April 23, 2021 ((a) and (b), collectively, the “PSP Extension Warrants”), (iv) a warrant to purchase 87,670 shares of Common Stock issued to the Selling Securityholder on June 3, 2021 (the “PSP3 Warrant” and, together with the PSP Warrants, the ERP Warrant and the PSP Extension Warrants, the “Warrants”), and (v) up to 1,134,685 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and any Prospectus Supplement.

AUSTIN     BEIJING     BOSTON     BOULDER     BRUSSELS     HONG KONG     LONDON     LOS ANGELES     NEW YORK     PALO ALTO

SALT LAKE CITY     SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

Hawaiian Holdings, Inc.

August 3, 2023

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement, to the extent necessary, will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Selling Securityholder and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (i) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. The Warrants are a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

2. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company and, when issued and delivered by the Company upon exercise thereof in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

Hawaiian Holdings, Inc.

August 3, 2023

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation